UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2022, Dr. Subodh Kulkarni was appointed as President and Chief Executive Officer (principal executive officer) of Rigetti Computing, Inc. (the “Company”), effective as of December 12, 2022 (the “Effective Date”). It is expected that Dr. Kulkarni will be appointed to the Company’s Board of Directors following Dr. Chad Rigetti’s previously announced departure date from the Company’s Board of Directors on December 15, 2022. On the Effective Date, Mr. Rick Danis, the Company’s Interim President and Chief Executive Officer, will step down from such position and will continue with the Company in his role as the Company’s General Counsel and Corporate Secretary.

Dr. Kulkarni, age 58, was most recently president, chief executive officer, and member of the board of directors of CyberOptics Corporation (“CyperOptics”), a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry. He held these roles from 2014 until CyberOptics was acquired by Nordson Corporation in November 2022. Prior to CyberOptics, Dr. Kulkarni was chief executive officer of Prism Computational Sciences, a developer of software tools for scientific and commercial applications in the semiconductor industry. Earlier in his career, he held additional leadership positions, including chief technology officer and senior vice president of OEM/Emerging business, global commercial business, R&D and manufacturing at Imation, a global scalable storage and data security company. Dr. Kulkarni began his career in research and management positions with 3M Corporation and IBM. He received his B.S. in chemical engineering from the Indian Institute of Technology, Mumbai, and later obtained a M.S. and Ph.D. in chemical engineering from MIT. Dr. Kulkarni currently serves on the board of directors of KeyTronic Corporation (Nasdaq: KTCC), an electronics manufacturing services company, as well as chairman of the board of directors of Prism Computational Sciences.

In connection with his appointment as Chief Executive Officer, the Company entered into an executive employment agreement with Dr. Kulkarni, dated as of December 7, 2022 (the “Executive Employment Agreement”). Pursuant to the Executive Employment Agreement, Dr. Kulkarni will perform the Chief Executive Officer’s duties; provided that for the initial period beginning on the Effective Date and continuing through January 8, 2023, Dr. Kulkarni will perform the Chief Executive Officer’s duties within a time commitment averaging approximately fifty percent (50%) of that of a full-time professional while Dr. Kulkarni provides transition consulting services to CyberOptics. Pursuant to the Executive Employment Agreement, Dr. Kulkarni will receive an annual base salary of $585,000 (prorated for the period described in the foregoing sentence) and will be eligible: (i) to participate in the Company’s benefit plans; (ii) to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements which the Company may have in effect from time to time; (iv) to receive a one-time relocation benefit in the gross amount of $130,000 if Dr. Kulkarni relocates to the Bay Area, California by no later than 120 days following the Effective Date, which will be paid in lump sum within thirty (30) days after completion of the relocation; and (iii) starting with calendar year 2023, a discretionary annual cash bonus of a target amount equal to $290,000, subject to review and adjustment by the Company and dependent on his continuous performance of services to the Company through the last date of the applicable performance period and the actual achievement by him and the Company of applicable performance targets and goals set by the Board of Directors or the Compensation Committee of the Board of Directors.

The Executive Employment Agreement also provides for the grant of an option to purchase up to 1,250,000 (the “Initial Option”), which award is to be granted as soon as practicable following the Effective Date pursuant to the form of option award agreement previously adopted and disclosed by the Company. The Initial Option will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date, and will vest in accordance with the following schedule: 12/36ths of the total shares subject to the Initial Option will vest on the one year anniversary of the vesting commencement date, and 1/36th of the total shares subject to the Initial Option will vest each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), in each case, subject to Dr. Kulkarni’s continuous service through each such date.

Additionally, the Executive Employment Agreement provides for the grant of an option to purchase up to 500,000 shares of common stock (the “Performance Options”), which award is to be granted as soon as practicable following the Effective Date pursuant to the form of option award agreement previously adopted and disclosed by the Company. The Performance Option will have an exercise price equal to the closing price per share of the Company’s common stock on the grant date, and will be subject to a time-based vesting requirement (the “Time-Based Vesting Requirement”) and a performance-based vesting requirement (the “Performance-Based Vesting Requirement”). To the extent that the Performance-Based Vesting Requirement is satisfied prior to the termination of Dr. Kulkarni’s continuous service, the Performance Option will vest and become exercisable without regard to the Time-Based Vesting Requirement. However, the Performance Option will not vest and become exercisable unless and until the Performance-Based Vesting Requirement has been satisfied, even if the Time-Based Vesting Requirement has been satisfied. The Time-Based Vesting Requirement will be satisfied as follows: 12/36ths of the total shares subject to the Performance Option will satisfy the Time-Based Vesting Requirement on the one year anniversary of the vesting commencement date, and 1/36th of the total shares subject to the Performance Option will satisfy the Time-Based Vesting Requirement each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), in each case, subject to Mr. Kulkarni’s continuous service through each such date. The Performance-Based Vesting Requirement will be satisfied with respect to 250,000 shares to the extent that the closing price per share of the Company’s common stock is $5.00 or higher and, with respect to the other 250,000 shares, the closing price per share of the Company’s common stock is $10.00 or higher, for any twenty trading days during any consecutive thirty trading day period during the five-year period beginning on the Effective Date and ending on the fifth anniversary thereof. Any portion of the Performance Option that has not satisfied the Performance-Based Vesting Requirement on or prior to the fifth anniversary of the Effective Date will be forfeited.

Dr. Kulkarni’s employment is “at will”. The Company shall have the right to terminate his employment at any time without cause (as defined in the Executive Employment Agreement), subject to the terms and conditions of the Executive Employment Agreement. In the event the Company terminates his employment without cause or Dr. Kulkarni terminates his employment with the Company for good reason (as defined in the Executive Employment Agreement), then Dr. Kulkarni shall be entitled to receive his accrued but unpaid salary and accrued but unused vacation through the date of termination, any unreimbursed business expenses incurred and benefits under any qualified retirement plan or health and welfare benefit plan in which he was a participant, subject to the terms and conditions of the Executive Employment Agreement (the foregoing, the “Accrued Obligations”). He shall also be eligible to receive the following severance benefits:(i) an amount equal to his then current base salary for twenty-four months, paid pursuant to an installment schedule set forth in the Executive Employment Agreement, (ii) a lump sum amount equal to the COBRA premiums necessary to continue his health insurance coverage in effect on the termination date for a period of twenty-four months following the termination date, (iii) a bonus equivalent to two times his full target amount and (iv) the time-based vesting conditions of his then outstanding stock options and/or other equity awards subject to time-based vesting requirements shall be accelerated as of the date of termination, subject to the terms and conditions of the Executive Employment Agreement. In the event Dr. Kulkarni is terminated by the Company without cause or by Dr. Kulkarni for good reason, within three months prior to or within twelve months following the effective date of a change in control (as defined in the Executive Employment Agreement), then in addition to the Accrued Obligations, Dr. Kulkarni will be entitled to the following change in control severance benefits: (i) a lump sum equal to two times his then current annual base salary, (ii) a lump sum amount equal to the COBRA premiums necessary to continue his health insurance coverage in effect on the termination date for a period of twenty-four months following the termination date, (iii) a bonus equivalent to two times his full target bonus amount and (iv) the time-based vesting conditions of his then outstanding stock options and/or other equity awards subject to time-based vesting requirements as of the termination date shall be accelerated as of the date of termination, subject to the terms and conditions of the Executive Employment Agreement. The Company shall have the right to terminate his employment at any time for cause, subject to the terms and conditions of the Executive Employment Agreement, in which event he will not be entitled to receive the severance benefits, change in control severance benefits, or any other severance compensation or benefits, except the Accrued Obligations. Dr. Kulkarni may resign from his employment at any time, in accordance with the terms and conditions of the Executive Employment Agreement. In the event he resigns for any reason other than good reason he will not be entitled to receive severance benefits, change in control severance benefits, or any other severance compensation or benefits, except the Accrued Obligations.

The Executive Employment Agreement further provides that the Company will reimburse Dr. Kulkarni for reasonable business expenses in accordance with the Company’s standard expense reimbursement policy, as the same may be modified from time to time. In addition, Dr. Kulkarni is eligible to receive certain employee benefits, including medical, vision, dental, life insurance and participation in a Section 401(k) retirement plan.

On the Effective Date, the Company and Dr. Kulkarni will also enter into the Company’s standard form indemnification agreement, previously adopted and disclosed by the Company and filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2022. The indemnification agreement, among other things, requires the Company to indemnify Dr. Kulkarni for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an officer of the Company or any other company or enterprise to which he provides services at the Company’s request.

The foregoing description of the Executive Employment Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On December 8, 2022, the Company issued a press release with respect to the management transition described in Item 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated December 7, 2022, by and between Rigetti Computing, Inc. and Dr. Subodh Kulkarni.

99.1	Press release dated December 8, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2022

RIGETTI COMPUTING, INC.

By:	/s/ Rick Danis
Rick Danis
Interim President & Chief Executive Officer